                            MMR
                  MULTI-MARKET RADIO, INC.

                   150 EAST 58TH STREET
                        19TH FLOOR
                    NEW YORK, NEW YORK

                     OCTOBER 4, 1996


            RE: THE CLASS B WARRANTS OF MULTI-MARKET RADIO, INC.
                ------------------------------------------------


Dear Class B Warrantholder:

     Enclosed you will find materials relating to an offer from Multi-Market Radio, Inc. ("MMR") to the holders of its outstanding Class B Warrants. The materials consist of (1) an Offering Circular, (2) a Letter of Transmittal for the Class B Warrants, (3) a Guaranteed Delivery Form and (4) Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

     The Offering Circular sets forth the terms and conditions of the offer and includes financial and other information concerning MMR. The Letter of Transmittal, which is to be used by you in the event you wish to participate in the offer, contains detailed instructions as to the steps to be taken by you.

     We urge you to consider carefully the offer. Inquiries and requests for assistance may be directed to your broker or bank or to MMR's Information Agent, Georgeson & Company Inc., at 800-223-2064.

                                  Very truly yours,

                                  MULTI-MARKET RADIO, INC.


                                  By: /s/ Michael G. Ferrel
                                     ------------------------------
                                      Michael G. Ferrel
                                      President, Chief Executive Officer and
                                         Chief Operating Officer